EX-16                            LETTER ON CHANGE IN CERTIFYING ACCOUNTANT

                          Beckstead and Watts, LLP
                         Certified Public Accountants
                           3340 Wynn Road, Suite B
                           Las Vegas, Nevada 89102
                                702.257.1984
                               702.362.0540 fax


January 20, 2004

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Beckstead and Watts, LLP was previously principal accountant for Point Group Holdings, Inc. (the "Company"). We reported on the financial statements of the Company for the fiscal year ended December 31, 2002, and reviewed the Company's financial statements through the interim period ended September 30, 2003.

We resigned as principal accountants effective November 20, 2003. We also notified the Company on November 20, 2003 that our client-auditor relationship had ceased .

We have read the Company's statements included under Item 4 of its Form 8-K dated January 20, 2004, and we agree with such statements, except that we are not in a position to agree or disagree with the Company's statement that the change was approved by the Board of Directors or that Smith & Co. was not engaged regarding any matter requiring disclosure under Regulation S-K, Item 304(a}(2).

Very truly yours,


/s/  Beckstead and Watts, LLP
Beckstead and Watts, LLP